Exhibit 99.2

Fourth Quarter 2016
Teleconference
Supplemental Data

Cautionary Statement

Forward-Looking Information    This communication contains forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding our future financial and business performance and prospects, including forecasted 2017 first quarter and full year business and financial results, foreign currency impact, energy market conditions, pricing, capital investments and business acquisitions. These statements are based on the current expectations of management of Ecolab Inc (“the Company”). There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties are set forth under Item 1A of our most recent Annual Report on Form 10-K and our other our public filings with the Securities and Exchange Commission (the “SEC”) and include the vitality of the markets we serve, including the markets served by our Global Energy segment; the impact of worldwide economic factors such as the worldwide economy, credit markets, interest rates and foreign currency risk, including reduced sales and earnings in other countries resulting from the weakening of local currencies versus the U.S. dollar; exposure to economic, political and legal risks related to our international operations; the costs and effects of complying with laws and regulations relating to our operations; the occurrence of litigation or claims; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement except as required by law.

Non-GAAP Financial Information    This communication includes Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that a presentation of this information is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. Reconciliations of our non-GAAP measures included within this presentation are included in the “Non-GAAP Financial Measures” section of this presentation.

Please see Ecolab’s news release dated February 21, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	2

4Q 2016 Overview

◢Earnings:

▪	Reported diluted EPS $1.24, +80% versus last year; adjusted diluted EPS $1.25, +2% versus last year
▪	Reported and adjusted diluted EPS include $0.02 (2 percentage points) impact from currency translation and Venezuela deconsolidation

◢Sales:

▪	Reported sales -2%; fixed currency and acquisition adjusted fixed currency sales -1%
▪	Global Institutional, Global Industrial and Other segment acquisition adjusted fixed currency sales +4%, offset by an expected decline in Global Energy sales
▪	New business growth and new product introductions drove share gains

◢Operating Margin:

▪	Reported operating margin +710 bps; adjusted fixed currency operating margin +20 bps
▪	Pricing, volume growth and cost savings initiatives in our Global Institutional, Global Industrial and Other segments was partially offset by a decline in Global Energy

◢Outlook:

▪	2017: Adjusted diluted EPS of $4.70 to $4.90, +8% to 12%
▪	1Q: Adjusted diluted EPS of $0.77 to $0.83, +0% to 8%

Please see Ecolab’s news release dated February 21, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	3

4Q 2016 Results

	Fourth Quarter Ended December 31
	Reported			Adjusted *
(unaudited)	Public Currency Rates		%	Public Currency Rates		%
(millions, except per share)	2016	2015	Change	2016	2015	Change
Net sales	$ 3,352.1	$ 3,412.0	(2)%	$ 3,352.1	$ 3,412.0	(2)%
Operating income	556.9	322.8	73%	564.8	566.7	0%
Net income attributable to Ecolab	366.3	208.9	75%	368.2	366.7	0%
Diluted earnings per share	$ 1.24	$ 0.69	80%	$ 1.25	$ 1.22	2%

				Adjusted *
	Fixed Currency Rates *		%	Fixed Currency Rates		%
	2016	2015	Change	2016	2015	Change
Net sales	$ 3,307.4	$ 3,342.1	(1)%	$ 3,307.4	$ 3,342.1	(1)%
Operating income	548.6	311.6	76%	556.5	555.5	0%

*See “Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

Please see Ecolab’s news release dated February 21, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	4

4Q 2016 Sales Growth Detail

	Fixed Rate	Acq./Div. Adj.
Global Industrial	% Change	% Change	Consolidated	% Change
Food & Beverage	2%	2%	Volume & mix	-1%
Water	1%	1%	Pricing	0%
Paper	5%	5%	Subtotal	-1%
Textile Care	4%	4%	Acq./Div.	0%
Total Global Industrial	2%	2%	Fixed currency growth	-1%
			Currency impact	-1%
Global Institutional			Total	-2%
Institutional	4%	4%
Specialty	8%	8%
Healthcare	6%	6%
Total Global Institutional	5%	5%

Global Energy	-14%	-14%

Other
Pest Elimination	9%	9%
Equipment Care	2%	2%
Total Other	7%	7%

Amounts in the tables above may reflect rounding. Acq./Div. Adj. excludes the impact of acquisitions and divestitures and Venezuela results.

Please see Ecolab’s news release dated February 21, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	5

4Q 2016 Income Statement / Margins

($ millions, unaudited)	2016	% sales	2015	% sales	% change	Comments*

Gross Profit	$ 1,607.0	47.9%	$ 1,580.3	46.3%	2%

Excluding special charges, our adjusted gross margin was 48.1% vs. 47.6%, increasing 50 bps, resulting from cost savings and the impact of the decline in Global Energy, which on average has a lower gross profit margin.

SG&A	1,046.3	31.2%	1,058.8	31.0%	(1)%	The 20 bps increase in 2016 primarily reflects investments in the business and the decline in Global Energy, which on average has a lower SG&A ratio.
Operating Income (fixed FX)
Global Industrial	203.2	16.9%	196.2	16.7%	4%

2016 acquisition adjusted fixed currency margins were 16.9% vs. 16.6% in 2015. The 30 bps improvement was due to improved volume and mix, pricing and cost savings initiatives more than offsetting modestly higher delivered product costs.

Global Institutional	258.8	22.7%	224.9	20.6%	15%

2016 acquisition adjusted fixed currency margins were 23.0% vs. 20.8% in 2015. Margins rose 220 bps as pricing, sales volume gains and a significant increase in the Healthcare margin versus last year (which included the impact of a voluntary recall) more than offset investments in the business and modestly higher delivered product costs.

Global Energy	98.3	12.9%	140.3	15.9%	(30)%

2016 acquisition adjusted fixed currency margins were 12.8% vs. 15.5% in 2015 reflecting lower sales volume and reduced pricing, which more than offset cost reduction actions, delivered product cost savings and synergies.

Other	37.9	18.5%	35.6	18.6%	6%	The 10 bps reduction reflected pricing and sales volume gains that were partially offset by investments in the business and higher fleet-related costs in the quarter.
Subtotal at fixed FX	598.2	18.1%	597.0	17.9%	0%
Corporate
Special Gains/(Ch.)	(7.9)		(243.9)

2016: Energy inventory and other charges partially offset by restructuring related gains and standardization of our accounting policies related to inventory product costing.
2015: Venezuela deconsolidation charge of $123 million, restructuring charges of $63 million, asset impairment, wage-hour litigation charges and other costs.

Corp. Expense	(41.7)		(41.5)			Includes Nalco intangible amortization of $42 million in 2016 and 2015.
Total Corporate Exp.	(49.6)		(285.4)
FX	8.3		11.2

Consolidated Op. Inc.	$ 556.9	16.6%	$ 322.8	9.5%	73%

2016 adjusted fixed currency margin was 16.8%, +20 bps vs. the equivalent 2015 margin of 16.6%. The margin expansion was driven by pricing, continued sales volume growth and cost savings in our Global Institutional, Global Industrial and Other segments, which were partially offset by a decline in Global Energy results.

*See Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

Please see Ecolab’s news release dated February 21, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	6

4Q 2016 Balance Sheet / Cash Flow

Summary Balance Sheet
	December 31			December 31
(millions, unaudited)	2016	2015	(millions, unaudited)	2016	2015
Cash and cash eq.	$ 327.4	$ 92.8	Short-term debt	$ 541.3	$ 2,205.3
Accounts receivable, net	2,341.2	2,390.2	Accounts payable	983.2	1,049.6
Inventories	1,319.4	1,388.2	Other current liabilities	1,494.9	1,509.5
Other current assets	291.4	576.3	Long-term debt	6,145.7	4,260.2
PP&E, net	3,365.0	3,228.3	Pension/Postretirement	1,019.2	1,117.1
Goodwill and intangibles	10,200.8	10,600.0	Other liabilities	1,175.0	1,519.6
Other assets	485.0	365.9	Total equity	6,970.9	6,980.4
Total assets	$ 18,330.2	$ 18,641.7	Total liab. and equity	$ 18,330.2	$ 18,641.7

Selected Cash Flow items			Selected Balance Sheet measures
	Twelve Months Ended
	December 31			December 31
(millions, unaudited)	2016	2015	(unaudited)	2016	2015
Cash from op. activities	$ 1,939.7	$ 1,999.8	Total Debt/Total Capital	49.0%	48.1%
Depreciation	561.0	559.5	Net Debt/Total Capital	47.7%	47.7%
Amortization	289.7	300.0	Net Debt/EBITDA*	2.3	2.6
Capital expenditures	707.4	771.0	Net Debt/Adjusted EBITDA*	2.2	2.2

* EBITDA and Adjusted EBITDA are non-GAAP measures.  EBITDA is defined as the sum of operating income, depreciation and amortization. Adjusted EBITDA is defined as the sum of adjusted operating income, depreciation and amortization. The inputs to EBITDA reflect the trailing twelve months of activity for the period presented. See “Non-GAAP Financial Measures” section of this presentation corresponding reconciliations.

Please see Ecolab’s news release dated February 21, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	7

2017 Outlook

◢Outlook (adjusted EPS)

▪	2017 $4.70 to $4.90, +8% to 12%
▪	1Q $0.77 to $0.83, +0% to 8%

◢ Assumptions

▪	Continued sluggish global economic backdrop
▪	Moderating dollar: -2% FX translation impact included in EPS forecast
▪	Stabilizing energy markets with oil trading in a $50 to $60 range
▪	Modest raw materials inflation offset by pricing by second half
▪	Continued strong execution of Ecolab playbook resulting in:
•	Another year of strong Global Industrial, Global Institutional and Other segment growth
•	Improving Global Energy results

Please see Ecolab’s news release dated February 21, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	8

2017 Outlook

Focus

◢Drive strong execution

▪	Maintain aggressive new business efforts
▪	Continue strong innovation emphasis
▪	Offset raw material inflation through pricing

◢  Fully capitalize on energy market improvement

◢Continue to drive supply chain efficiency programs to help drive ongoing margin improvement

◢Continue to fully fund innovation, digital and enterprise system investments

◢Capitalize on the right M&A opportunities

Please see Ecolab’s news release dated February 21, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	9

Appendix

Please see Ecolab’s news release dated February 21, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	10

Non-GAAP Financial Measures

	Fourth Quarter Ended		Twelve Months Ended
(unaudited)	December 31		December 31
(millions, except percent)	2016	2015	2016	2015

Net Sales
Reported GAAP net sales	$ 3,352.1	$ 3,412.0	$ 13,152.8	$ 13,545.1
Effect of foreign currency translation	(44.7)	(69.9)	(197.8)	(630.8)
Non-GAAP fixed currency sales	$ 3,307.4	$ 3,342.1	$ 12,955.0	$ 12,914.3

Cost of Sales
Reported GAAP cost of sales	$ 1,745.1	$ 1,831.7	$ 6,898.9	$ 7,223.5
Special (gains) and charges	4.1	45.2	66.0	80.6
Non-GAAP adjusted cost of sales	$ 1,741.0	$ 1,786.5	$ 6,832.9	$ 7,142.9

Gross Margin
Reported gross margin	47.9%	46.3%	47.5%	46.7%
Non-GAAP adjusted gross margin	48.1%	47.6%	48.0%	47.3%

Operating Income
Reported GAAP operating income	$ 556.9	$ 322.8	$ 1,915.0	$ 1,561.3
Effect of foreign currency translation	(8.3)	(11.2)	(32.2)	(129.1)
Non-GAAP fixed currency operating income	$ 548.6	$ 311.6	$ 1,882.8	$ 1,432.2

Reported GAAP operating income	$ 556.9	$ 322.8	$ 1,915.0	$ 1,561.3
Special (gains) and charges	7.9	243.9	105.5	495.4
Non-GAAP adjusted operating income	564.8	566.7	2020.5	2,056.7
Effect of foreign currency translation	(8.3)	(11.2)	(32.2)	(129.1)
Non-GAAP adjusted fixed currency operating income	$ 556.5	$ 555.5	$ 1,988.3	$ 1,927.6

Operating Income Margin
Reported GAAP operating income margin	16.6%	9.5%	14.6%	11.5%
Non-GAAP adjusted fixed currency operating income margin	16.8%	16.6%	15.3%	14.9%

Please see Ecolab’s news release dated February 21, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	11

Non-GAAP Financial Measures

	Fourth Quarter Ended		Twelve Months Ended
(unaudited)	December 31		December 31
(millions, except percent and per share)	2016	2015	2016	2015

Net Income Attributable to Ecolab
Reported GAAP net income attributable to Ecolab	$ 366.3	$ 208.9	$ 1,229.6	$ 1,002.1
Special (gains) and charges, after tax	1.6	165.1	62.4	376.9
Discrete tax net expense (benefit)	0.3	(7.3)	3.9	(63.3)
Non-GAAP adjusted net income attributable to Ecolab	$ 368.2	$ 366.7	$ 1,295.9	$ 1,315.7

Diluted Earnings per Share Attributable to Ecolab ("EPS")
Reported GAAP diluted EPS	$ 1.24	$ 0.69	$ 4.14	$ 3.32
Special (gains) and charges, after tax	0.01	0.55	0.21	1.25
Discrete tax net expense (benefit)	0.00	(0.02)	0.01	(0.21)
Non-GAAP adjusted diluted EPS	$ 1.25	$ 1.22	$ 4.37	$ 4.37

Provision for Income Taxes
Reported GAAP tax rate	23.9%	14.4%	24.4%	22.8%
Special gains and charges	0.9	8.3	1.0	(0.4)
Discrete tax items	(0.1)	1.5	(0.2)	3.5
Non-GAAP adjusted tax rate	24.7%	24.2%	25.2%	25.9%

EBITDA (trailing twelve months ended)
Net income including non-controlling interest	$ 1,247.1	$ 1,017.2
Provision for income taxes	403.3	300.5
Interest expense, net	264.6	243.6
Depreciation	561.0	559.5
Amortization	289.7	300.0
EBITDA	$ 2,765.7	$ 2,420.8
Special (gains) and charges impacting EBITDA	105.5	495.4
Adjusted EBITDA	$ 2,871.2	$ 2,916.2

Please see Ecolab’s news release dated February 21, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	12